As filed with the Securities and Exchange Commission on March 18, 2015
Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ILLUMITRY CORP.
(Exact name of registrant as specified in its charter)

Nevada	111111	36-4797609
(State or Other Jurisdiction of Incorporation or Organization)	Primary Standard Industrial Classification Code Number	IRS Employer Identification Number

Illumitry Corp.
Arusyak Sukiasyan,
Ayasa, 53 Yerevan, Armenia 0015
Tel. +17027512912 Email: illumitrycorp@gmail.com
(Address and telephone number of principal executive offices)

INCORP SERVICES, INC.
2360 CORPORATE CIRCLE, STE. 400
HENDERSON, NEVADA 89074-7722
Tel. (702) 866-2500
(Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ¨

If this form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ¨

If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ¨

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

Securities to Be Registered	Amount to be Registered	Offering Price Per Share(1)	Aggregate Offering Price	Registration Fee

Common Stock	3.000 000	$0.02	$60.000	$6.97

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. THERE IS NO MINIMUM PURCHASE REQUIREMENT FOR THE OFFERING TO PROCEED.

ILLUMITRY CORP.
3,000,000 SHARES OF COMMON STOCK
$0.02 PER SHARE

This is the initial offering of common stock of Illumitry Corp. and no public market currently exists for the securities being offered. We are offering for sale a total of 3,000,000 shares of common stock at a fixed price of $0.02 per share. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best efforts basis, which means our President, Arusyak Sukiasyan, will attempt to sell the shares. This Prospectus will permit our President to sell the shares directly to the public, with no commission or other remuneration payable to her for any shares she may sell. In offering the securities on our behalf, she will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934.

The shares will be offered at a fixed price of $0.02 per share for a period of two hundred and forty (240) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (240 days from the effective date of this prospectus), (ii) the date when the sale of all 3,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 3,000,000 shares registered under the Registration Statement of which this Prospectus is part.

	Offering Price	Expenses	Proceeds to Company

Per share	$0.02	$0.0023	$0.0177
Total	$60,000	$7,000	$53,000

Illumitry Corp. is a development stage company and has recently started its operation. To date we have been involved primarily in organization activities. We do not have sufficient capital for operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment. Our independent registered public accountant has issued an audit opinion for Illumitry Corp. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. To be eligible for quotation, issuers must remain current in their quarterly and annual filings with the SEC. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”).

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” ON PAGES 5 THROUGH 11 BEFORE BUYING ANY SHARES OF ILLUMITRY CORP.’S COMMON STOCK.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

SUBJECT TO COMPLETION, DATED _____________, 2015

TABLE OF CONTENTS

PROSPECTUS SUMMARY	3
RISK FACTORS	5
FORWARD-LOOKING STATEMENTS	11
USE OF PROCEEDS	12
DETERMINATION OF OFFERING PRICE	12
DILUTION	12
MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS	16
DESCRIPTION OF BUSINESS	21
LEGAL PROCEEDINGS	25
DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS	25
EXECUTIVE COMPENSATION	27
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	27
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	28
PLAN OF DISTRIBUTION	29
DESCRIPTION OF SECURITIES	31
INDEMNIFICATION	33
INTERESTS OF NAMED EXPERTS AND COUNSEL	33
EXPERTS	33
LEGAL MATTERS	34
AVAILABLE INFORMATION	34
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	34
INDEX TO THE FINANCIAL STATEMENTS	35

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, “WE,” “US,” “OUR,” AND “ILLUMITRY CORP.” REFERS TO ILLUMITRY CORP. THE FOLLOWING SUMMARY DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

ILLUMITRY CORP.

We are a development stage company and intend to commence operations in the field of embroidery on fabric and cloth in Armenia. Illumitry Corp. was incorporated in Nevada on October 17, 2014. We intend to use the net proceeds from this offering to develop our business operations (See “Description of Business” and “Use of Proceeds”). To implement our plan of operations we require a minimum of $30,000 for the next twelve month as described in our Plan of Operations. The amount of funds necessary to implement our plan of operations cannot be predicted with any certainty and may exceed any estimates we set forth. We expect our operations to begin to generate revenues during month 8-12 after completion of this offering. However, there is no assurance that we will generate any revenue in the first 12 month after completion our offering or ever generate any revenue. As of December 31, 2014 we have cash reserves of approximately $3,500.

Being a development stage company, we have very limited operating history. After twelve month period we may need additional financing. If we do not generate any revenue we may need additional funding to pay for ongoing SEC filing requirements. We have Loan Arrangement for additional financing from our sole officer and director Arusyak Sukiasyan which is filed in Exhibit 10.1. Our principal executive offices are located at Ayasa 53, Yerevan, Armenia. Our phone number is +17027512912.

From inception until the date of this filing, we have had limited operating activities. Our financial statements from inception (October 17, 2014) through December 31, 2014, reports no revenues and a net loss of $100. Our independent registered public accounting firm has issued an audit opinion for Illumitry Corp. which includes a statement expressing substantial doubt as to our ability to continue as a going concern. To date, we have developed our business plan and entered into a Referral Agreement, dated January 16, 2015, which is filed in Exhibit 10.4.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop. The Company is publicly offering its shares to raise funds in order for our business to develop its operations and increase its likelihood of commercial success. Our sole officer and director will be devoting approximately 20 hours a week to our operations, because we do not need to devote more time for our operations at the current stage of our operation. As far as we will attract customers our sole officer and director will devote more time on Illumitry Corp. As a result, our operations may be sporadic and occur at times which are convenient to our sole officer and director.

THE OFFERING

The Issuer:	ILLUMITRY CORP.

Securities Being Offered:	3,000,000 shares of common stock.

Price Per Share:	$0.02

Duration of the Offering:
The shares will be offered for a period of two hundred and forty (240) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (240 days from the effective date of this prospectus), (ii) the date when the sale of all 3,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 3,000,000 shares registered under the Registration Statement of which this Prospectus is part

Gross Proceeds:	$60,000

Securities Issued and Outstanding:	There are 3,000,000 shares of common stock issued and outstanding as of the date of this prospectus, held by our sole officer and director, Arusyak Sukiasyan

Subscriptions:	All subscriptions once accepted by us are irrevocable

Registration Costs	We estimate our total offering registration costs to be approximately $8,000

Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock

SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our audited financial statements for the period from October 17, 2014 (Inception) to December 31, 2014:

Financial Summary

December 31, 2014 ($)
(Audited)
Cash	3,500
Inventory	848
Prepaid Expenses	1,200
Total Current Assets	5,548
Total Fixed Assets	5,252
Total Assets	10,800
Total Liabilities	7,900
Total Stockholder’s Equity	2,900

Statement of Operations

Accumulated From October 17, 2014 (Inception) to December 31, 2014 ($)
(Audited)
Total Expenses	100
Net Loss for the Period	(100)
Net Loss per Share	-

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

RISKS ASSOCIATED TO OUR BUSINESS

WE HAVE YET TO EARN REVENUE AND OUR ABILITY TO SUSTAIN OUR OPERATION IS DEPENDENT ON OUR ABILITY TO RAISE FINANCING. OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANT HAS EXPRESSED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

We have accrued net losses of $100 for the period from our inception on October 17, 2014 to December 31, 2014, and have no revenues as of this date. Our future is dependent upon our ability to obtain financing and upon future profitable operations. Further, the finances required to fully develop our plan cannot be predicted with any certainty and may exceed any estimates we set forth. These factors raise substantial doubt that we will be able to continue as a going concern. HARRIS & GILLESPIE CPAS, PLLC our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern. This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise. If we fail to raise sufficient capital when needed, we will not be able to complete our business plan. As a result we may utilize funds from our sole officer and director Arusyak Sukiasyan based on the Loan Agreement which is filed as Exhibit 10.1.  You should consider our independent registered public accountant’s comments when determining if an investment in Illumitry Corp. is suitable.

WE ARE A DEVELOPMENT STAGE COMPANY AND HAVE COMMENCED LIMITED OPERATIONS IN OUR BUSINESS. WE EXPECT TO INCUR SIGNIFICANT OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

We were incorporated on October 17, 2014 and have commenced limited business operations. Accordingly, we have no way to evaluate the likelihood that our business will be successful. Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. We anticipate that we will incur increased operating expenses without realizing any revenues. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business may likely fail.

IF WE DO NOT ATTRACT CUSTOMERS, WE WILL NOT MAKE A PROFIT, WHICH ULTIMATELY RESULT IN A CESSATION OF OPERATIONS.

The Company currently has one customer. We have not identified any more customers and we cannot guarantee we will ever have any customers further. Even if we obtain customers, there is no guarantee that we will generate a profit. If we cannot generate a profit, we will loan funds from our sole officer and director, as described in Loan Agreement in Exhibit 10.1. In case if the Company needs more funds, which our sole officer and director Arusyak Sukiasyan has agreed to loan, we will have to suspend or cease operations.

WE FACE STRONG COMPETITION FROM LARGER AND WELL ESTABLISHED COMPANIES, WHICH COULD HARM OUR BUSINESS AND ABILITY TO OPERATE PROFITABLY.

Our industry is competitive. There are many different concepts of clothing companies in Armenia which specialize on embroidery also and our services are not unique to their services. Even though the industry is fragmented, it has a number of large and well established companies, which are profitable and have developed a brand name. Marketing tactics implemented by our competitors could impact our limited financial resources and adversely affect our ability to compete in our market.

WE OPERATE IN A COMPETITIVE ENVIRONMENT, AND IF WE ARE UNABLE TO COMPETE WITH OUR COMPETITORS, OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS, CASH FLOWS AND PROSPECTS COULD BE MATERIALLY ADVERSELY AFFECTED.

We operate in a competitive environment.  Our competition includes large, small and midsized companies, and many of them may sell similar embroidery on fabric and cloth in our markets at competitive prices. Competitive environment could materially adversely affect our business, financial condition, results of operations, cash flows and prospects. In a result it can negative impact establishing out business in Republic of Armenia.

BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, OUR MARKETING CAMPAIGN MAY NOT BE ENOUGH TO ATTRACT SUFFICIENT NUMBER OF CUSTOMERS TO OPERATE PROFITABLY. IF WE DO NOT MAKE A PROFIT, WE WILL SUSPEND OR CEASE OPERATIONS.

Due to the fact we are small and do not have much capital, we must limit our marketing activities and may not be able to make our services known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations, in case of if we need more funds then a minimum which has agreed to loan our sole officer and director Arusyak Sukiasyan.

BECAUSE OUR PRINCIPAL ASSETS ARE LOCATED OUTSIDE OF THE UNITED STATES AND ARUSYAK SUKIASYAN, OUR SOLE DIRECTOR AND OFFICER, RESIDES OUTSIDE OF THE UNITED STATES, IT MAY BE DIFFICULT FOR AN INVESTOR TO ENFORCE ANY RIGHT BASED ON U.S. FEDERAL SECURITIES LAWS AGAINST US AND/OR MS. SUKIASYAN, OR TO ENFORCE A JUDGMENT RENDERED BY A UNITED STATES COURT AGAINST US OR MS. SUKIASYAN.

Our principal operations and assets are located outside of the United States, and Arusyak Sukiasyan, our sole officer and director is a non-resident of the United States. Therefore, it may be difficult to effect service of process on Ms. Sukiasyan in the United States, and it may be difficult to enforce any judgment rendered against Ms. Sukiasyan. As a result, it may be difficult or impossible for an investor to bring an action against Ms. Sukiasyan, in the event that an investor believes that such investor’s rights have been infringed under the U.S. securities laws, or otherwise. Even if an investor is successful in bringing an action of this kind, the laws of Republic of Armenia may render that investor unable to enforce a judgment against the assets of Ms. Sukiasyan. As a result, our shareholders may have more difficulty in protecting their interests through actions against our management, director or major shareholder, compared to shareholders of a corporation doing business and whose officers and directors reside within the United States.

Additionally, because of our assets are located outside of the United States, they will be outside of the jurisdiction of United States courts to administer, if we become subject of an insolvency or bankruptcy proceeding. As a result, if we declare bankruptcy or insolvency, our shareholders may not receive the distributions on liquidation that they would otherwise be entitled to if our assets were to be located within the United States under United States bankruptcy laws.

BECAUSE OUR SOLE OFFICER AND DIRECTOR WILL OWN 50% OR MORE OF OUR OUTSTANDING COMMON STOCK, SHE WILL MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

If maximum offering shares will be sold, Ms. Sukiasyan, our sole officer and director, will own 50 % of the outstanding shares of our common stock. Accordingly, she will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Ms. Sukiasyan may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders.

MS. SUKIASYAN, OUR SOLE DIRECTOR, WILL BE ABLE TO DETERMINE HER OWN SALARY AND PERQUISITES, WHICH COULD ADVERSELY AFFECT OUR INCOME.

Because your sole executive officer occupies all corporate positions, it may not be possible to have adequate internal controls. As the sole director, Ms. Sukiasyan has the sole authority to appoint our officers and determine their compensation. Accordingly, Ms. Sukiasyan could determine, as our sole director that her salary and perquisites are equal to or exceed our net income, if we ever have income. In the event that Ms. Sukiasyan does determine that she is entitled to a salary and/or perquisites, investors will have no mechanism by which to revise her salary and perquisites since she controls a majority of the voting securities of the Company, and will continue to do so even after the offering.

OUR INTERNAL CONTROLS MAY BE INADEQUATE, WHICH COULD CAUSE OUR FINANCIAL REPORTING TO BE UNRELIABLE AND LEAD TO MISINFORMATION BEING DISSEMINATED TO THE PUBLIC. AS A RESULT, OUR STOCKHOLDERS COULD LOSE CONFIDENCE IN OUR FINANCIAL RESULTS, WHICH COULD HARM OUR BUSINESS AND THE MARKET VALUE OF OUR COMMON SHARES.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. We may in the future discover areas of our internal controls that need improvement. Section 404 of the Sarbanes-Oxley Act of 2002 will require us to continue to evaluate and to report on our internal controls over financial reporting. We cannot be certain that we will be successful in continuing to maintain adequate control over our financial reporting and financial processes. Furthermore, if our business grows, our internal controls will become more complex, and we will require significantly more resources to ensure our internal controls remain effective. Additionally, the existence of any material weakness or significant deficiency would require management to devote significant time and incur significant expense to remediate any such material weaknesses or significant deficiencies and management may not be able to remediate any such material weaknesses or significant deficiencies in a timely manner.

KEY MANAGEMENT PERSONNEL MAY LEAVE THE COMPANY, WHICH COULD ADVERSELY AFFECT THE ABILITY OF THE COMPANY TO CONTINUE OPERATIONS.

The Company is entirely dependent on the efforts of its sole officer and director. The Company does not have an employment agreement in place with its sole officer and director. Her departure or the loss of any other key personnel in the future could have a material adverse effect on the business. There is no guarantee that replacement personnel, if any, will help the Company to operate profitably. The Company does not maintain key person life insurance on its sole officer and director

OUR SOLE OFFICER AND DIRECTOR HAS NO EXPERIENCE MANAGING A PUBLIC COMPANY WHICH IS REQUIRED TO ESTABLISH AND MAINTAIN DISCLOSURE CONTROL AND PROCEDURES AND INTERNAL CONTROL OVER FINANCIAL REPORTING.

Arusyak Sukiasyan, our sole officer and director has never operated as a public company. Ms. Sukiasyan has no experience managing a public company which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company that is reporting company with the Securities and Exchange Commission. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected.

AS AN “EMERGING GROWTH COMPANY” UNDER THE JOBS ACT, WE ARE PERMITTED TO RELY ON EXEMPTIONS FROM CERTAIN DISCLOSURE REQUIREMENTS.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
•	provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;
•	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s;

•	report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);
•	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and
•
disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. Even if we no longer qualify for the exemptions for an emerging growth company, we may still be, in certain circumstances, subject to scaled disclosure requirements as a smaller reporting company. For example, smaller reporting companies, like emerging growth companies, are not required to provide a compensation discussion and analysis under Item 402(b) of Regulation S-K or auditor attestation of internal controls over financial reporting.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

ANY ADDITIONAL FUNDING WE ARRANGE THROUGH THE SALE OF OUR COMMON STOCK WILL RESULT IN DILUTION TO EXISTING SHAREHOLDERS.

We must raise additional capital in order for our business plan to succeed. Our most likely source of additional capital will be through the sale of additional shares of common stock. Such stock issuances will cause stockholders' interests in our company to be diluted. Such dilution will negatively affect the value of an investor's shares.

RISKS ASSOCIATED WITH THIS OFFERING

OUR OFFERING IS BEING MADE ON A BEST EFFORTS BASIS WITH NO MINIMUM AMOUNT OF SHARES REQUIRED TO BE SOLD FOR THE OFFERING TO PROCEED.

In order to implement our business plan, we require funds from this offering. We require a minimum of $30,000 from the offering to implement our business plan. However, our offering is being made on a best efforts basis with no minimum amount of shares required to be sold for the offering to proceed. If we raise only a nominal amount of proceeds we may not be able to implement our business plan and we will have to suspend or cease operations and you may lose your investment in our company. In above mentioned case our sole officer and director Ms. Sukiasyan will loan to the Company residual funds which will be needed after completion the offering.

BECAUSE THE OFFERING PRICE HAS BEEN ARBITRARILY SET BY THE COMPANY, YOU MAY NOT REALIZE A RETURN OF YOUR INVESTMENT UPON RESALE OF YOUR SHARES.

The offering price and other terms and conditions relative to the Company’s shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, as the Company was formed on October 17, 2014 and has only a limited operating history and no earnings, the price of the offered shares is not based on its past earnings and no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares, as such our stockholders may not be able to receive a return on their investment when they sell their shares of common stock.

OUR PRESIDENT, MS. SUKIASYAN DOES NOT HAVE ANY PRIOR EXPERIENCE OFFERING AND SELLING SECURITIES, AND OUR OFFERING DOES NOT REQUIRE A MINIMUM AMOUNT TO BE RAISED. AS A RESULT OF THIS WE MAY NOT BE ABLE TO RAISE ENOUGH FUNDS TO COMMENCE AND SUSTAIN OUR BUSINESS AND INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT.

Ms. Sukiasyan does not have any experience conducting a securities offering. Consequently, we may not be able to raise any funds successfully. Also, the best effort offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-effort offering could be the basis of losing your entire investment.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. There is no guarantee that she will be able to sell any of the shares. Unless she is successful in selling at least half of the shares and we will not get the proceeds in the amount of $30,000 from this offering, we may have to seek alternative financing for implementation our business plan, also we can loan the funds from our sole officer and director in case of not reaching the minimum amount of proceeds from the offering.

THE TRADING IN OUR SHARES WILL BE REGULATED BY THE SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLISHED THE DEFINITION OF A “PENNY STOCK.”

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $3,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the Over-the-Counter Bulletin Board (“OTCBB”). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale.

As of the date of this filing, there have been no discussions or understandings between Illumitry Corp. and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

The estimated cost of this registration statement is $8,000. We will have to utilize funds from Arusyak Sukiasyan, our sole officer and director, who has agreed to loan the Company funds to complete the registration process. However, Ms. Sukiasyan has obligation to loan such funds to us and there is guarantee that she will loan such funds to us such as Loan Agreement which is filed in Exhibit 10.1. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 month will be approximately $7,500. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

USE OF PROCEEDS

Our offering is being made on a self-underwritten and “best-efforts” basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.02. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $60,000 as anticipated.

Gross proceeds	$15,000		$30,000	$45,000	$60,000

Offering expenses	$8,000		$8,000	$8,000	$8,000
Net proceeds	$7,000		$22,000	$37,000	$52,000
Establishing an office	$-		$800	$2,000	$2,300
Website development	$-		$1,200	$3,000	$3,000
Sales and assistant person salary	$-		$2,500	$8,000	$14,000
Embroidery machine	$-		$5,300	$7,600	$15,200
Raw materials	$-		$1,200	$2,700	$3,300
Marketing and advertising	$-		$1,300	$3,000	$3,000
SEC reporting and compliance	$7,500	*	$7,500	$7,500	$7,500
Lease expenses	$-		$1,200	$1,200	$1,200
Miscellaneous expenses	$-		$1,000	$2,000	$2,500

* SEC reporting and compliance costs will be approximately $ 7,500. Therefore, in the scenario of selling 25% of the maximum offering amount, we will use all $7,000 net proceeds and we will need additional funds in the amount of $500 to meet SEC reporting and compliance obligations. Arusyak Sukiasyan, our President and director, has agreed to loan the Company funds to complete the registration process.

The above figures represent only estimated costs. If necessary, Arusyak Sukiasyan, our President and director, has agreed to loan the Company funds to complete the registration process. Also, these loans would be necessary if the proceeds from this offering will not be sufficient to implement our business plan and maintain reporting status and quotation on the OTC Electronic Bulletin Board when and if our common stocks become eligible for trading on the Over-the-Counter Bulletin Board. However, Ms. Sukiasyan has obligation to loan such funds to us and there is guarantee that she will loan such funds to us such as Loan Agreement which is filed in Exhibit 10.1. Ms. Sukiasyan will not be paid any compensation or anything from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Ms. Sukiasyan. She will be repaid from revenues of operations if and when we generate revenues to pay the obligation.

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

The price of the current offering is fixed at $0.02 per share. This price is significantly higher than the price paid by the Company’s officer for common equity since the Company’s inception on October 17, 2014. Arusyak Sukiasyan, the Company’s sole officer and director, paid $0.001 per share for the 3,000,000 shares of common stock she purchased from the Company on November 26, 2014.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholder.

As of December 31, 2014, the net tangible book value of our shares of common stock was positive $2,900 or approximately positive $0.0010 per share based upon 3,000,000 shares outstanding.

If 100% of the Shares Are Sold:

Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 6,000,000 shares to be outstanding will be $54,900 or approximately $0.0092 per share. The net tangible book value per share prior to the offering is $0.0010. The net tangible book value of the shares held by our existing stockholder will be increased by $0.0082 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution of $0.0109 $from $0.02 per share to $0.0092 per share.

After completion of this offering, if 3,000,000 shares are sold, investors in the offering will own 50% of the total number of shares then outstanding for which they will have made cash investment of $60,000 or $0.02 per share. The estimated net proceeds to the Company will be $52,000. Our existing stockholder will own 50% of the total number of shares then outstanding, for which she has made contributions of cash totaling $3,000 or $0.001 per share.

If 75% of the Shares Are Sold

Upon completion of this offering, in the event 2,250,000 shares are sold, the net tangible book value of the 5,250,000 shares to be outstanding will be $39,900, or approximately $0.0076 per share. The net tangible book value per share prior to the offering is $0.0010. The net tangible book value of the shares held by our existing stockholder will be increased by $0.0066 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution of $0.0124 from $0.02 per share to $0.076 per share.

After completion of this offering investors in the offering will own approximately 42.86% of the total number of shares then outstanding for which they will have made cash investment of $45,000, or $0.02 per share.  The estimated net proceeds to the Company will be $37,000. Our existing stockholder will own approximately 57.14% of the total number of shares then outstanding, for which she has made contributions of cash totaling $3,000 or $0.001 per share.

If 50% of the Shares Are Sold

Upon completion of this offering, in the event 1,500,000 shares are sold, the net tangible book value of the 4,500,000 shares to be outstanding will be $24,900, or approximately $0.0046 per share. The net tangible book value per share prior to the offering is $0.0010. The net tangible book value of the shares held by our existing stockholder will be increased by $0.0046 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution of $0.0145 from $0.02 per share to $0.0055 per share.

After completion of this offering investors in the offering will own approximately 33.33% of the total number of shares then outstanding for which they will have made cash investment of $30,000, or $0.02 per share. The estimated net proceeds to the  Company will be $22,000. Our existing stockholder will own approximately 66.67% of the total number of shares then outstanding, for which she has made contributions of cash totaling $3,000 or $0.001 per share.

If 25% of the Shares Are Sold

Upon completion of this offering, in the event 750,000 shares are sold, the net tangible book value of the 3,750,000 shares to be outstanding will be $9,900, or approximately $0.0026 per share. The net tangible book value per share prior to the offering is $0.0010. The net tangible book value of the shares held by our existing stockholder will be increased by $0.0017 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution of $0.0174 from $0.02 per share to $0.0026 per share.

After completion of this offering investors in the offering will own approximately 20.00% of the total number of shares then outstanding for which they will have made cash investment of $15,000, or $0.02 per share. The estimated net proceeds to the Company will be $7,000. Our existing stockholder will own approximately 80.00% of the total number of shares then outstanding, for which she has made contributions of cash totaling $3,000 or $0.001 per share.

The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholder if all of the Shares are sold:

Price per share	$0.001
Net tangible book value per share before offering	$0.0010
Potential gain to existing shareholder	$52,000
Net tangible book value per share after offering	$0.0092
Increase to present stockholders in net tangible book value per share after offering	$0.0082
Capital contributions	$3,000
Number of shares outstanding before the offering	3,000,000
Number of shares after offering assuming the sale of 100% of shares	6,000,000
Percentage of ownership after offering	50%

Existing Stockholder if 75% of Shares are sold:

Price per share	$0.001
Net tangible book value per share before offering	$0.0010
Potential gain to existing shareholder	$37,000
Net tangible book value per share after offering	$0.0076
Increase to present stockholders in net tangible book value per share after offering	$0.0066
Capital contributions	$3.000
Number of shares outstanding before the offering	3,000 000
Number of shares after offering assuming the sale of 100% of shares	5,250,000
Percentage of ownership after offering	57.14%

Existing Stockholder if 50% of Shares are sold:

Price per share	$0,001
Net tangible book value per share before offering	$0.0010
Potential gain to existing shareholder	$22,000
Net tangible book value per share after offering	$0.0055
Increase to present stockholders in net tangible book value per share after offering	$0.0046
Capital contributions	$3,000
Number of shares outstanding before the offering	3,000 000
Number of shares after offering assuming the sale of 100% of shares	4,500,000
Percentage of ownership after offering	66.67%

Existing Stockholder if 25% of Shares are sold:

Price per share	$0,001
Net tangible book value per share before offering	$0.0010
Potential gain to existing shareholder	$7, 000
Net tangible book value per share after offering	$0.0026
Increase to present stockholders in net tangible book value per share after offering	$0.0017
Capital contributions	$3,000
Number of shares outstanding before the offering	3,000 000
Number of shares after offering assuming the sale of 100% of shares	3,750 000
Percentage of ownership after offering	80%

Purchasers of Shares in this Offering if all 100% Shares Sold

Price per share	$0.02
Dilution per share	$0.0109
Capital contributions	$60,000
Number of shares after offering held by public investors	3,000 000
Percentage of capital contributions by existing shareholder	5.28%
Percentage of capital contributions by new investors	94.72%
Percentage of ownership after offering	50%
Purchasers of Shares in this Offering if 75% of Shares Sold

Price per share	$0.02
Dilution per share	$0.0124
Capital contributions	$45,000
Number of shares after offering held by public investors	2,250,000
Percentage of capital contributions by existing shareholder	7.27%
Percentage of capital contributions by new investors	92.73%
Percentage of ownership after offering	42.86%

Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share	$0.02
Dilution per share	$0.0145
Capital contributions	$30,000
Number of shares after offering held by public investors	1,500,000
Percentage of capital contributions by existing shareholder	11.65%
Percentage of capital contributions by new investors	88.35%
Percentage of ownership after offering	33.33%

Purchasers of Shares in this Offering if 25% of Shares Sold

Price per share	$0.02
Dilution per share	$0.0174
Capital contributions	$15,000
Number of shares after offering held by public investors	750,000
Percentage of capital contributions by existing shareholder	29.29%
Percentage of capital contributions by new investors	70.71%
Percentage of ownership after offering	20%

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
•	provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;
•
comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and
•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. However, even if we no longer qualify for the exemptions for an emerging growth company, we may still be, in certain circumstances, subject to scaled disclosure requirements as a smaller reporting company. For example, smaller reporting companies, like emerging growth companies, are not required to provide a compensation discussion and analysis under Item 402(b) of Regulation S-K or auditor attestation of internal controls over financial reporting.

Our cash balance is $3,500 as of December 31, 2014. We believe our cash balance is not sufficient to fund our operations for any period of time. We have been utilizing and may utilize funds from Arusyak Sukiasyan, our Chairman and President, who has agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees. As of December 31, 2014, Ms. Sukiasyan advanced us $3,500. Ms. Sukiasyan has obligation to loan such funds to us and there is guarantee that she will loan such funds to us such as Loan Agreement which is filed in Exhibit 10.1. In order to implement our plan of operations for the next twelve month period, we require a minimum of $30,000 of funding from this offering. Being a development stage company, we have very limited operating history. After twelve month period we may need additional financing. We currently have one arrangement for additional financing from our sole officer and director Ms. Sukiasyan. Our principal executive office is located at Ayasa 53, Yerevan, Armenia 0015. Our phone number is +17027512912.

We are a development stage company and have generated no revenue to date. Our full business plan entails activities described in the Plan of Operation section below. Long term financing beyond the maximum aggregate amount of this offering may be required to expand our business. The exact amount of funding will depend on the scale of our development and expansion. We do not currently have planned our expansion, and we have not decided yet on the scale of our development and expansion and on exact amount of funding needed for our long term financing. If we do not generate any revenue we may need additional funding at the end of the twelve month period described in our “Plan of Operation” below to maintain a reporting status.

Our independent registered public accountant has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve month unless we obtain additional capital to pay our bills. This is because we have not generated revenues and no revenues are anticipated until we complete our initial business development.

During month from 4th till 12th following completion of this offering we will be developing our marketing campaign and negotiate service agreements with potential customers. During this stage we anticipate to start earning revenue. However, there is no assurance that we will generate any revenue in the first 12 month after completion our offering or ever generate any revenue.

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to continue our proposed operations but we cannot guarantee that once we continue operations we will stay in business after doing so. If we are unable to successfully find customers we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have made one arrangement to raise additional cash from our sole officer and director in the event of not raising the minimum required proceeds, other than through this offering. Ms. Sukiasyan has formally agreed to loan funds to us as a last resort for livelihoods of the Illumitry Corp.

Even if we sell all shares in this offering and raise $60,000, according to our plan of operation it will last one year, but we may need more funds for business operations in the next year, and we will have to revert to obtaining additional money.

PLAN OF OPERATION

After the effectiveness of our registration statement by the Securities and Exchange Commissions, we intend to concentrate our efforts on raising capital. During this period, our operations will be limited due to the limited amount of funds on hand. Upon completion of our public offering, our specific goal is to profitably commence operations in the field of embroidery on fabric and cloth in Armenia. Our plan of operations following the completion is as follows:

Set up Office. Time Frame: 1st -2rd month following the close of this offering. Minimum Estimated Cost $800.

Upon completion of this offering we plan to set up an office in Yerevan, Armenia and acquire the necessary equipment to continue operation. We plan to purchase office equipment such as telephones, fax, office supplies, furniture, personal computer and other. Our sole officer and director, Arusyak Sukiasyan will take care about our initial administrative duties. We believe that it will cost at least $800 to set up the office and obtain the necessary equipment and stationery to continue operation. If we sell 75% of the shares offered we will buy better equipment with advanced features that will cost us approximately $1,200. In this case, set up costs will be approximately $2,000. In the event of selling all of the shares offered we will buy additional and more advanced equipment such as advanced computer for designing and big screen TV for the purpose of showing our samples of embroidery on fabric and cloth, therefore the office set up cots will be approximately $2,300.

Develop Our Website. Time Frame: 1st -5th month following the close of this offering. Minimum Estimated Cost $1,200.

During this period, we intend to begin developing our website. Our sole officer and director, Arusyak Sukiasyan will be in charge of developing our website and we have already registered the domain for the website http://www.illumitry-corp.com/ and filled in with information about the Company. We plan to hire a web designer to help us with the design and develop our website. We currently do not have any written agreements with any web designers. The website development costs, including site design and implementation will be approximately $800. If we sell 75% of the offered shares or all of the shares from this offering we will develop more sophisticated and well-designed web site so we will need the amount of $3,000 for our website developing. We believe that website is one of the most powerful advertising and marketing instruments. Updating and improving our website will continue throughout the lifetime of our operation.

Negotiate service agreements with potential customers. Time Frame: 5th -12th month following the close of this offering.

Once our website is operational and sufficiently developed, office is established and equipment is obtained, we will begin to market our embroidery on fabric and clothing. Initially, our sole officer and director, Ms. Sukiasyan, will look for potential customers. The negotiation of agreements with potential customers will be ongoing during the lifetime of our operation. We cannot guarantee that we will be able to find successful agreements, in which case our business may fail and we will have to cease our operations. Currently we have signed an agreement with "Mariyan" Atelier and Shop of Fabric, which is filed as Exhibit 10.3.

Even if we are able to obtain sufficient number of customers and agreements at the end of the twelve month period, there is no guarantee that we will be able to attract and more importantly retain enough customers to justify our expenditures. If we are unable to generate a significant amount of revenue and to successfully protect ourselves against those risks, then it would materially affect our financial condition and our business could be harmed.

Commence Marketing Campaign. Time Frame: 4th -12th month following the close of this offering. Minimum Estimated Cost $1,300.

Our sole officer and director, Arusyak Sukiasyan, will promote our service. We intend to use marketing strategies, such as web advertisements, direct mailing, and phone calls to acquire potential customers. We also expect to get new clients from "word of mouth" advertising where our clients will refer their colleagues to us. We also plan to attend shows and exhibitions for showing our products of embroidery, come face to face with the potential customers and find new business opportunities and partners. We intend to spend at least $1,300 on marketing efforts during the first year. In case of selling 75% or better 100% of offered shares our Marketing Campaign will cost the Company around $3,000. The Marketing Campaign is an ongoing matter that will continue during the lifetime of our operation.

Hire Sales specialists and assistants. Time Frame: 2nd -12th month following the close of this offering. Minimum Estimated Cost $2,500.

If we sell at least 50% shares in this offering, we will hire one part-time assistant for our sole officer and director Arusyak Sukiasyan for second embroidery machine operating which we are planning to buy in the event of selling half of the offered shares. The estimated salary cost for the assistant in this case will be $2,500 per year and embroidery machine cost will be $5,300. His job will be assisting our sole officer and director in everyday operation with embroidery machine. If we sell 75% of the shares from this offering we will buy one more embroidery machine which is going to be more modern than our purchased one and it will cost us $7,600 and in this case will are going to hire one assistant for a full working day and one sales person for a part-time working day the salary cost will be $8,000 in this case. For the final sale of all the shares from this offering we are going to buy two additional more modern embroidery machines and they will cost the Company $15,200 and hire two assistance for a full working day for operation of two embroidery machines and one sales person for offering our embroidery on fabric and cloth to our potential customers which will cost us in total $14,000 salary per year for all employees.

In summary, during 1st -5th month we should have established our office, developed our website, purchased computer and other stuff for the office and develop our website. After this point we should be ready to start more significant embroidery production and start selling our products of embroidery. During month 4th-12th we will be developing our marketing campaign and negotiate agreements with potential customers. There is no assurance that we will generate any revenue in the first 12 month after completion our offering or ever generate any revenue.

Arusyak Sukiasyan, our President will be devoting approximately twenty hours per week to the Company’s operation. Once we expand operations, and are able to attract more customers to use our embroidery on fabric and cloth, Ms. Sukiasyan has agreed to commit more time as required. Because Ms. Sukiasyan will only be devoting limited time to our operation, our operation may be sporadic and occur at times which are convenient to her. As a result, operations may be periodically interrupted which could result in a lack of revenues.

Estimated Expenses for the Next Twelve Month Period

The following provides an overview of our estimated expenses to fund our plan of operation over the next twelve month.

Description	If 25% shares sold Fees	If 50% shares sold Fees	If 75% shares sold Fees	If 100% shares sold Fees

Net proceeds	$7,000	$22,000	$37,000	$52,000
SEC reporting and compliance	$7,500	$7,500	$7,500	$7,500
Establishing an office	-	$800	$2,000	$2,300
Website development	-	$1,200	$3,000	$3,000
Marketing and advertising	-	$1,300	$3,000	$3,000
Sales and assistant person’s salary	-	$2,500	$8,000	$14,000
Lease expenses	-	$1,200	$1,200	$1,200
Raw materials	-	$1,200	$2,700	$3,300
Embroidery machine	-	$5,300	$7,600	$15,200
Other Expenses	-	$1,000	$2,000	$2,500
Total	$-500	$22,000	$37,000	$52,000

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholder.

Results of operations

From Inception on October 17, 2014 to December 31, 2014
During the period we incorporated the Company, prepared a business plan and executed a Referral Agreement, dated January 16, 2015. Our loss since inception is $100. We have not meaningfully commenced our proposed business operations and will not do so until we have completed this offering.

Since inception, we have sold 3,000,000 shares of common stock to our sole officer and director for net proceeds of $3,000.

LIQUIDITY AND CAPITAL RESOURCES

As of December 31, 2014, the Company had $3,500 cash and our liabilities were $7,900, comprising $7,900 owed to Arusyak Sukiasyan, our sole officer and director. The available capital reserves of the Company are not sufficient for the Company to remain operational.

Since inception, we have sold 3,000,000 shares of common stocks to our sole officer and director, at a price of $0.001 per share, for aggregate proceeds of $3,000.

We are attempting to raise funds to proceed with our plan of operation. We will have to utilize funds from Arusyak Sukiasyan, our sole officer and director, who has agreed to loan the Company funds to complete the registration process. However, Ms. Sukiasyan has formal commitment, arrangement and legal obligation to advance or loan funds to the Company according to the Loan Agreement which is filed as Exhibit 10.1. To proceed with our operations within 12 month, we need a minimum of $30,000. We cannot guarantee that we will be able to sell all the shares required to satisfy our 12 month financial requirement. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. We will attempt to raise at least the minimum funds necessary to proceed with our plan of operation. In a long term we may need additional financing. We currently have one arrangement for additional financing from our sole officer and director. Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations. These factors may impact the timing, amount, terms or conditions of additional financing available to us. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve month unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only convenient source of cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. The Company anticipates over the next 12 month the cost of being a reporting public company will be approximately $7,500.

Management believes that recent global crisis has caused disruption and volatility in all industries and our clothing industry is not an exception. This volatility poses the most significant challenges to the Company’s success over the next year and in future years. Additionally, the Company will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. The Company’s management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002. This additional corporate governance time required of management could limit the amount of time management has to implement is business plan and impede the speed of its operations.

Should the Company fail to sell less than half of its shares under this offering would be forced to scale back or abort completely the implementation of its 12-month plan of operation.

DESCRIPTION OF BUSINESS

General

Illumitry Corp. was incorporated in the State of Nevada on October 17, 2014 and established a fiscal year end of December 31, 2014. We do not have revenues, have minimal assets and have incurred losses since inception. We are a development-stage company formed to commence operations in a field of embroidery on fabric and cloth in Armenia. We have recently started our operation. As of today, we have developed our business plan, registered our web-domain, and signed Rental Agreement with Hamlet Hayrapetyan and Agreement for sale of goods with "Mariyan" Atelier and Shop of Fabric. Our business office is located at Ayasa 53, Yerevan, Armenia 0015. Our phone number is +17027512912.

Our Business

We plan to commence operations in clothing field such as embroidery production on any facture on which our machine is suitable for.

It could be embroidery on any of wardrobe items, headgears, any labels for the enterprises, embroidery on upholstery. The labels usually presents the name of the Company on a workwear, also on the advertising items such as hats or scarves, gloves, jacket and other related items. Our embroidery machine has special nozzle for embroidery on hats which gives us more opportunities for offering our product of embroidery to the potential customers. We plan to develop such direction as embroidery on a damaged cloth, which cannot be repaired in another way. It can be embroidery on pants or outerwear, jackets where the damage occurred, our embroidery can be a good alternative for saving the garment. In the next 12 month we intend to offer our services to clients in Armenia. Ms. Sukiasyan will perform our embroidery production. Price of embroidery on fabric and cloth will depend on the complexity of the order and will be calculated individually.

Our operations to date have been devoted primarily to start-up and development activities, which include:

1.	Formation of the Company;
2.	Developing our business plan,
3.	Setting up our web site,
4.	Developing model of our business card,
5.	Initiating relations and purchasing our printing machine and raw materials from MAX SEA TRADING LIMITED,
6.	Signing Rental Agreement Hamlet Hayrapetyan,
7.	Signing Agreement for sale of goods with "Mariyan" Atelier and Shop of Fabric.

We are planning to buy more modern equipment such as embroidery machine in the future as was described in a plan of operation above. We also need additional assets to cover general running and administrative expenses, for business development and marketing, auxiliary materials, to cover expenses connected with company public presentation and to purchase raw materials.

Product

Our product can be represented as embroidery products. Products include, but not limited to: logos on a workwear, images on cloth, patches, any embroidery on a hats, jakes and also embroidery on linen, blankets knitted, leather upholstery machine and others .  Our embroidery machine is operating through the computer and it allows us making embroidery on any kind of items according to request of our future customers. The main product of our production is embroidery on a fabric.

We plan to enter the market with embroidery production assortment. Illumitry Corp. specializes in embroidery production, oriented on potential customers. In Armenia embroidery is a main part of the national cloth, which makes our business more attractive for customers.

With our embroidery you can complete your appearance with the special embroidery label on your cloth which you could create by your own, making it the perfect finishing touch in a total view and make you feel unique. For big companies it is very useful to make them more known and recognizable. We are planning to negotiate with well-established companies and enterprises and offer them our embroidery for their items of advertising companies and marketing development.

Embroidery machine

We have purchased computer operating embroidery machine for embroidery production mostly on any surface. The embroidery machine includes the machine with installed computer and all raw materials necessary for setting up and testing. The cost of one machine is $5,300, which includes prime cost, raw materials, delivery cost and customs clearance.
Item:	Embroidery Machine ELUCKY EG1501CS

Import:	Armenia
Export:	China
Machine cost:	$3,500
Country of origin:	China
Cost of delivery:	$300
Total cost:	$3,800
Raw materials	$800
DTA	---
VAT	$700
Total: unit, import, customs and taxes	$5,300

Embroidery machine is not large, user-friendly, and simple in operating and also requires regular service. We have already purchased one embroidery machine ELUCKY EG1501CS from Chinese company MAX SEA TRADING LIMITED. Technical characteristics:

Model Number: ELUCKY EG1501CS
Power: 100V/60Hz to 240V/50Hz
Weight: 130 kg
Dimensions: 800*800*1600MM
Max speed: 1200SPM high speed

Raw Materials

In our production we will use quality raw materials, which will be purchased from the same vendor as our embroidery machine, from MAX SEA TRADING LIMITED. Illumitry Corp. will provide the premium quality of the offered embroidery products. Our raw materials are spools of threads with different diameters, which suits to the diameter of our embroidery machine. Our machine can make embroidery on different types of fabrics for which we need to pick up special threads. Our threads are made of polyester and rayon which also contains range of colors and have differences of brightness and smoothness of thread. To date we have purchased together with our embroidery machine the most needed and popular colors of threads on our opinion but further based on sold shares from this offering we plan to purchase additional spools of threads to increase our ability to offer our embroidery on fabric and cloth.

Target market

Our product is unique enough to get any market segments interested. We can determine two different directions that our product can cover - corporate and private market. By corporate we mean large and small companies, which always care much about image and update company information such as embroidery on labels and on workwear of their workers and embroidery on the advertising items for customers such as hats, jackets etc. By private market we mean any customer with any different request of embroidery by his own design of embroidery on any part of cloth or requested items. Illumitry Corp. is able to offer any type of client the embroidery that can meet their special requirements. Also we can supply our embroidery products to the fabric stores.

Illumitry Corp. is planning to negotiate relations also with "Jean Jacques" Atelier, "Ars-Fine Ltd." (http://www.arsfine.com) professional cloth manufacturer and "Kareno" Atelier. We also have signed an agreement with "Mariyan" Atelier and Shop of Fabric on the terms of supplying products of embroidery, which is filed in Exhibit 10.3.

We will look for potential customer through the internet by calling and writing emails with offering our products. We primarily will offer our products of embroidery in the market for tailoring and production, since this segment of market is the most appropriate for us.

Industry analysis

We offer quality and inexpensive products of embroidery, which can satisfy any requirements of our clients. We believe that our business in Armenia will be successful. We also plan to have a special section on our website with examples of our products and offers for wholesale clients and partners. We also plan to sign agreements and initiate relations with clothing companies and small enterprises of manufacturing national cloth that can develop unique designs for their clients and offer our services as their subcontractor for quality embroidery on a fabric and cloth.

Markets

Consumer market of Illumitry Corp. includes any person or any company willing to emphasize their uniqueness and imagination. Our products of embroidery on fabric can be a part of any wardrobe or cloth, to show the unique of items. We have embroidery machine with it we can make embroidery on any fabric which increase quantity of our customers in the foreseeable future. Our raw materials for embroidering also includes set of thread colors so even the choosiest customer could find the suitable color and we will make the embroidery.

Marketing

Our marketing campaign consists of several stages. First of all we will start out from direct marketing, such as offering our product at the fairs and exhibitions which will be a great demonstration of high-quality and affordability of our embroidery. Launch of our e-commerce ready web-site, banners on popular websites and advertisements in social networks will be the second step of our campaign. Besides aforesaid we will send our commercial offers to clothing companies, small enterprises of manufacturing national cloth, what can raise customer awareness and attract new partners. We are ready to offer a reasonable discount for long term cooperation. We have designed the business card for our company. We will put this card together with the customer order.

This marketing campaign shall attract many customers and develop a strong reputation of quality, diligent and inexpensive embroidery products. Hopefully, our clients will readily recommend us to others.

Competition on the market

The level of competition in embroidery production is high. Some companies already have established their embroidery production in Armenia and have strong marketing position on the market which we are going to enter. We face strong competitions from Saw.Am Company (http://sew.am/index.html) which specializes on embroidery, the same as Illumitry Corp. in Armenia.

The principal competitive factors in our industry are pricing and quality of embroidery on fabric and cloth such as quality of threads for good implementation of design solution on the surface. Illumitry Corp. also can offer embroidery made from modern computerized embroidery machine, which fulfill operations in a shorter time, has higher quality of embroidery and it can more accurately convey design solution on the cloth. We will be in a market where we compete with domestic and international companies offering similar products of embroidery. We will be in direct competition with them. Large companies will be able to provide more favorable services to the potential customers. Many of these companies may have a greater, more established customer base than us. Also, many of these companies will be able to offer better price for similar product than us which may cause us to lose business. We foresee to continue to face challenges from new market entrants. We may be unable to continue effectively with these existing or new competitors, which could have a material adverse effect on our financial condition and results of our operation.

Illumitry Corp. has not yet entered the market and has no market penetration to date. We are at a competitive disadvantage in the market .Once we will enter the market we will be one of participants of embroidery production. Nearly all Illumitry Corp.'s competitors have significantly greater financial resources, technical expertise, and managerial capabilities than Illumitry Corp. Therefore, Illumitry Corp. may not be able to establish itself within the industry at all.

Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

Employees

We are a development stage company and currently have no employees, other than our sole officer and director, Arusyak Sukiasyan. Our business office is located at Sasuntsi Davit Square, Yerevan, Armenia.

Offices

The phone number is +17027512912. We have entered into a lease with Hamlet Hayrapetyan. The office space is 16 square meters. A copy of the Rental Agreement is filed as Exhibit 10.2 to this registration statement.

Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to our business in any jurisdiction which we would conduct activities. We do not believe that regulation will have a material impact on the way we conduct our business.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The name, age and titles of our executive officer and director are as follows:

Name and Address of Executive Officer and/or Director	Age	Position

Arusyak Sukiasyan 53, Ayasa, Yerevan, Armenia	41	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)

Arusyak Sukiasyan acted as our President, Treasurer, Secretary and sole Director since our incorporation on October 17, 2014. Ms. Sukiasyan owns 100% of the outstanding shares of our common stock. Ms. Sukiasyan graduated from Armenian State University of Economics in 1995. Her faculty was Faculty of Economics. Ms. Sukiasyan first job and first experience with cloth was on a position of needlewoman at the “Itar Clothing” with responsibilities of cutting and tailoring of cloth from the period of 1997-2000. Further from the period from 2000 to 2004 she held the position of main seamstress in the shop of seven workers at the "Zatic Studio". Arusyak Sukiasyan worked at "Losinka" and became the foreman of the shop with five seamstresses subordinate from the period from 2005 to 2010. All of positions our sole officer and director has held was taken in Yerevan, Armenia. Next step of the career of Arusyak Sukiasyan was co-owner of the small enterprise "Ruzan" from 2010 to 2013. The enterprise fulfilled the work of sewing national Armenian cloth with embroidery. She has left the enterprise in 2013. Next year on October 17, 2014 Arusyak Sukiasyan has registered Illumitry Corp. Ms. Sukiasyan intends to devote 20 hours a week of her time to planning and organizing activities of Illumitry Corp.

During the past ten years, Ms. Sukiasyan has not been the subject to any of the following events:

1. Any bankruptcy petition filed by or against any business of which Ms. Sukiasyan was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Ms. Sukiasyan’s involvement in any type of business, securities or banking activities.

4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

5. Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

6. Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

7. Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.	Any Federal or State securities or commodities law or regulation; or
ii.
Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8. Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any selfregulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

TERM OF OFFICE

Our director is appointed to hold office until the next annual meeting of our stockholders or until her respective successor is elected and qualified, or until she resigns or is removed in accordance with the provisions of the Nevada Revised Statues.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of one member, Arusyak Sukiasyan, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of her family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no existing relationships which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

EXECUTIVE COMPENSATION

Management Compensation

The following tables set forth certain information about compensation paid, earned or accrued for services by our Executive Officer from inception on October 17, 2014 until December 31, 2014:

Summary Compensation Table

Name and Principal Position	Period	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)

Arusyak Sukiasyan, President and Treasurer	October 17, 2014 to December 31, 2014	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

There are no current employment agreements between the Company and its officer.

Ms. Sukiasyan currently devotes approximately twenty hours per week to manage the affairs of the Company. She has agreed to work with no remuneration until such time as the Company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the Company or any of its subsidiaries, if any.

Director Compensation

The following table sets forth director compensation as of December 31, 2014:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Arusyak Sukiasyan	-0-	-0-	-0-	-0-	-0-	-0-	-0-

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Arusyak Sukiasyan will not be paid for any underwriting services that she performs on our behalf with respect to this offering.

On November 25, 2014, we issued a total of 3,000,000 shares of restricted common stock to Arusyak Sukiasyan, our sole officer and director in consideration of $3,000. Further, Ms. Sukiasyan has advanced funds to us. As of December 31, 2014, Ms. Sukiasyan advanced us $3,500. Ms. Sukiasyan will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Ms. Sukiasyan. Ms. Sukiasyan will be repaid from revenues of operations if and when we generate revenues to pay the obligation. The obligation to Ms. Sukiasyan does not bear interest. There is a written agreement evidencing the advancement of funds by Ms. Sukiasyan. We have an agreement with Ms. Sukiasyan that, if necessary, she will loan the Company funds to complete the registration process. However, Ms. Sukiasyan has an obligation to loan such funds to us and that there is a Loan Agreement which is the guarantee that she will loan such funds to us, this agreement is filed as Exhibit 10.1.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of December 31, 2014 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address Of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage

Common Stock	Arusyak Sukiasyan 53, Ayasa, Yerevan, Armenia	3,000,000 shares of common stock (direct)	100%

(1)  A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As of December 31, 2014, there were 3,000,000 shares of our common stock issued and outstanding.

Future sales by existing stockholders

A total of 3,000,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. As we are a “shell company” as that term is defined by the applicable federal securities laws, because of the nature and amount of our assets and our very limited operations, applicable provisions of Rule 144 specify that during that time that we are a “shell company” and for a period of one year thereafter, holders of our restricted securities cannot sell those securities in reliance on Rule 144. As result, one year after we cease being a shell company, assuming we are current in our reporting requirements with the Securities and Exchange Commission, holders of our restricted securities may then sell those securities in reliance on Rule 144 (provided, however, those holders satisfy all of the applicable requirements of that rule). For us to cease being a “shell company” we must have more than nominal operations and more that nominal assets or assets which do not consist solely of cash or cash equivalents.  Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering. There is no public trading market for our common stock. There are no outstanding options or warrants to purchase, or securities convertible into, our common stock. There is one holder of record for our common stock. The record holder is our sole officer and director Arusyak Sukiasyan who owns 3,000,000 restricted shares of our common stock.

PLAN OF DISTRIBUTION

Illumitry Corp. has 3,000,000 shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering an additional of 3,000,000 shares of its common stock for sale at the price of $0.02 per share. There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company’s selling efforts in the offering, Arusyak Sukiasyan will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Ms. Sukiasyan is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Ms. Sukiasyan will not be compensated in connection with her participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Ms. Sukiasyan is not, nor has she been within the past 12 month, a broker or dealer, and she is not, nor has she been within the past 12 month, an associated person of a broker or dealer. At the end of the offering, Ms. Sukiasyan will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Ms. Sukiasyan will not participate in selling an offering of securities for any issuer more than once every 12 month other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

Illumitry Corp. will receive all proceeds from the sale of the 3,000,000 shares being offered. The price per share is fixed at $0.02 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the counter, we intend to seek to have our shares of common stock quoted on the Over-the Counter Bulletin Board. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved. However, sales by the Company must be made at the fixed price of $0.02 for up to 240 days from the effective date of this prospectus.

The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.02 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Illumitry Corp. has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Illumitry Corp. will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states) which we expect to be $8,000.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

•	execute and deliver a subscription agreement;
•	and deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “Illumitry Corp.” The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

Penny Stock Regulations

You should note that our stock is a penny stock. The SEC has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse.

The penny stock rules require a broker dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

STATE SECURITIES - BLUE SKY LAWS

There is no established public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as "Blue Sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Illumitry Corp. has complied. In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. As of December 31, 2014, there were 3,000,000 shares of our common stock issued and outstanding those were held by one registered stockholder of record and no shares of preferred stock issued and outstanding. Our sole officer and director, Arusyak Sukiasyan owns 3,000,000.

Common Stock

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company’s Articles of Incorporation and Bylaws for a more complete description of the rights and liabilities of holders of the Company’s securities.

Preferred Stock

We do not have an authorized class of preferred stock.

Warrants

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

Options

We have not issued and do not have any outstanding options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Nevada Anti-Takeover Laws

The Nevada Business Corporation Law contains a provision governing “Acquisition of Controlling Interest.” This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: (1) 20 to 33 1/3%, (2) 33 1/3 to 50%, or (3) more than 50%. A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the Articles of Incorporation or Bylaws of the corporation. Our Articles of Incorporation and Bylaws do not exempt our common stock from the control share acquisition act. The control share acquisition act is applicable only to shares of “Issuing Corporations” as defined by the act. An Issuing Corporation is a Nevada corporation, which; (1) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada; and (2) does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 stockholders of record resident of Nevada. Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of the Company, regardless of whether such acquisition may be in the interest of our stockholders.

The Nevada “Combination with Interested Stockholders Statute” may also have an effect of delaying or making it more difficult to effect a change in control of the Company. This statute prevents an “interested stockholder” and a resident domestic Nevada corporation from entering into a “combination,” unless certain conditions are met. The statute defines “combination” to include any merger or consolidation with an “interested stockholder,” or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an “interested stockholder” having; (1) an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation; (2) an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or (3) representing 10 percent or more of the earning power or net income of the corporation.

An “interested stockholder” means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a “combination” within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of:

(1) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher;

(2) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or

(3) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock. The effect of Nevada's business combination law is to potentially discourage parties interested in taking control of Illumitry Corp. from doing so if it cannot obtain the approval of our board of directors.

Currently, we have no Nevada shareholders and since this offering will not be made in the State of Nevada, no shares will be sold to its residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do so. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

INDEMNIFICATION

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer and director Arusyak Sukiasyan who is made a party to any proceeding, including a lawsuit, because of her position, if she acted in good faith and in a manner she reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer and director is successful on the merits in a proceeding as to which she is to be indemnified, we must indemnify her against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer and director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $60,000, directly or indirectly, in the Company or any of its parents or subsidiaries. Nor was any such person connected with Illumitry Corp. or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

HARRIS & GILLESPIE CPAS, PLLC, our independent registered public accounting firm, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. HARRIS & GILLESPIE CPAS, PLLC has presented its report with respect to our audited financial statements.

LEGAL MATTERS

Harrison Law, P.A. has opined on the validity of the shares of common stock being offered hereby.

AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings are available to the public through the SEC Internet site at www.sec.gov.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

FINANCIAL STATEMENTS

Our fiscal year end is December 31, 2014. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by us and audited by HARRIS & GILLESPIE CPAS, PLLC.

Our financial statements from inception to December 31, 2014, immediately follow:

ILLUMITRY CORP.
 (A DEVELOPMENT STAGE COMPANY)
TABLE OF CONTENTS
FOR THE PERIOD FROM OCTOBER 17, 2014 (INCEPTION) TO DECEMBER 31, 2014

HARRIS & GILLESPIE CPAS, PLLC
CERTIFIED PUBLIC ACCOUNTANT
3901 STONE WAY N., SUITE 202
SEATTLE, WA  98103
206.547.6050

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Illumitry Corp.

We have audited the accompanying balance sheet of Illumitry Corp.(A Development Stage Company) as of December 31, 2014 and the related statements of operations, stockholders’ deficit and cash flows for the periods then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Illumitry Corp. (A Development Stage Company) for the period ended December 31, 2014 and the results of its operations and cash flows for the period then ended in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note #2 to the financial statements, although the Company has limited operations it has yet to attain profitability. This raises substantial doubt about its ability to continue as a going concern. Management’s plan in regard to these matters is also described in Note #2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ HARRIS & GILLESPIE CPAS, PLLC
Seattle, Washington
February 19, 2015

ILLUMITRY CORP.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
AS OF DECEMBER 31, 2014

December 31, 2014
ASSETS

Current Assets
Cash and cash equivalents	$3,500
Inventory	848
Prepaid Expenses	1,200
Total Current Assets	5,548

Fixed Assets
Equipment/Website	5,252
Total Fixed Assets	5,252

Total Assets	$10,800

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities

Current Liabilities
Loans	$7,900
Total Current Liabilities	7,900

Total Liabilities	7,900

Stockholder’s Equity
Common stock, par value $0.001; 75,000,000 shares authorized, 3,000,000 shares issued and outstanding	3,000
Additional paid in capital	-
Deficit accumulated during the development stage	(100)
Total Stockholder’s Equity	2,900

Total Liabilities and Stockholder’s Equity	$10,800

See accompanying notes to financial statements.

ILLUMITRY CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS
FOR THE PERIOD FROM OCTOBER 17, 2014 (INCEPTION) TO DECEMBER 31, 2014

For the period from October 17, 2014 (Inception) to December 31, 2014

REVENUES	$-

OPERATING EXPENSES
General and Administrative Expenses	100
TOTAL OPERATING EXPENSES	100

NET LOSS FROM OPERATIONS	(100)

PROVISION FOR INCOME TAXES	-

NET LOSS	$(100)

NET LOSS PER SHARE: BASIC AND DILUTED	$(0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	1,880,000

See accompanying notes to financial statements.

ILLUMITRY CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CHANGES IN STOCKHOLDER’S EQUITY
FOR THE PERIOD FROM OCTOBER 17, 2014 (INCEPTION) TO DECEMBER 31, 2014

	Common Stock		Additional Paid-in	Deficit Accumulated during the Development	Total Stockholders’
	Shares	Amount	Capital	Stage	Equity

Inception, October 17, 2014	-	$-	$-	$-	$-

Shares issued for cash at $0.001 per share on November 14, 2014	3,000,000	3,000	-	-	3,000

Net loss for the period ended December 31, 2014	-	-	-	(100)	(100)

Balance, December 31, 2014	3,000,000	$3,000	$-	$(100)	$2,900

See accompanying notes to financial statements.

ILLUMITRY CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM OCTOBER 17, 2014 (INCEPTION) TO DECEMBER 31, 2014

For the period from October 17, 2014 (Inception) to December 31, 2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$(100)
Adjustments to reconcile net loss to net cash (used in) operating activities:
Purchase of Inventory	(848)
Increase in the Prepaid Expenses	(1,200)
CASH FLOWS USED IN OPERATING ACTIVITIES	(2,148)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of Fixed Assets	(5,252)
CASH FLOWS USED IN INVESTING ACTIVITIES	(5,252)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	3,000
Loans	7,900
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	10,900

NET INCREASE IN CASH	3,500

Cash, beginning of period	-

Cash, end of period	$3,500

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$0
Income taxes paid	$0

See accompanying notes to financial statements.

ILLUMITRY CORP.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO THE AUDITED FINANCIAL STATEMENTS
DECEMBER 31, 2014

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

Illumitry Corp. (“the Company”, “we”, “us” or “our”) was incorporated in the State of Nevada on October 17, 2014. We are a development-stage company formed to commence operations in a field of embroidery on fabric, furnishings, and clothing in Armenia

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern.  However, the Company had no revenues and incurred losses from October 17, 2014 through December 31, 2014.  The Company currently has negative working capital, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time. Therefore,   there is substantial doubt about the Company’s ability to continue as a going concern.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it will be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Development Stage Company
The Company is a development stage company as defined by section 915-10-20 of the FASB Accounting Standards Codification and among the additional disclosures required as a development stage company are that its financial statements were identified as those of a development stage company, and that the statements of operations, stockholders’ equity and cash flows disclosed activity since the date of its inception (October 17, 2014) as a development stage company. A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

Basis of presentation
The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America. The Company’s year end is December 31.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and Cash Equivalents
The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. The Company had $3,500 of cash as of December 31, 2014.

ILLUMITRY CORP.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO THE AUDITED FINANCIAL STATEMENTS
DECEMBER 31, 2014

NOTE 3 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES (CONTUNUED)

Fair Value of Financial Instruments
AS topic 820 "Fair Value Measurements and Disclosures" establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1:	defined as observable inputs such as quoted prices in active markets;
Level 2:	defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and
Level 3:	defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The carrying value of cash and the Company’s loan from shareholder approximates its fair value due to their short-term maturity.

Inventories
Inventories are stated at the lower of cost or market. Cost is principally determined using the first-in, first out (FIFO) method. The Company had $848 in inventory as of December 31, 2014.

Depreciation, Amortization, and Capitalization
The Company records depreciation and amortization when appropriate using both straight-line and declining balance methods over the estimated useful life of the assets. Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the property's useful life are capitalized. Property sold or retired, together with the related accumulated depreciation is removed from the appropriated accounts and the resultant gain or loss is included in net income.

Income Taxes
Income taxes are computed using the asset and liability method.  Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.  A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Revenue Recognition
The Company will recognize revenue in accordance with ASC topic 605 “Revenue Recognition”. The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Stock-Based Compensation
Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

ILLUMITRY CORP.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO THE AUDITED FINANCIAL STATEMENTS
DECEMBER 31, 2014

NOTE 3 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES (CONTUNUED)

Basic Income (Loss) Per Share
The Company computes income (loss) per share in accordance with FASB ASC 260 “Earnings per Share”. Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. For the period from October 17, 2014 (inception) to December 31, 2014 there were no potentially dilutive debt or equity instruments issued or outstanding.

Comprehensive Income
Comprehensive income is defined as all changes in stockholders' equity (deficit), exclusive of transactions with owners, such as capital investments. Comprehensive income includes net income or loss, changes in certain assets and liabilities that are reported directly in equity such as translation adjustments on investments in foreign subsidiaries and unrealized gains (losses) on available-for-sale securities. For the period from October 17, 2014 (inception) to December 31, 2014 were no differences between our comprehensive loss and net loss.

Recent Accounting Pronouncements
We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company other than those relating to Development Stage Entities as discussed above.

NOTE 4 – FIXED ASSETS

	Equipment	Website	Totals
Cost
As at October 17, 2014	$-	$-	$-
Additions	4,452	800	5,252
Disposals	-	-	-
As at December 31, 2014	$4,452	$800	$5,252

Depreciation	-	-	-
As at October 17, 2014	-	-	-
Change for the period	-	-	-
As at December 31, 2014	$-	$-	$-

Net book value	$4,452	$800	$5,252

No depreciation was charged during the period from October 17, 2014 to December 31, 2014 as the equipment purchased by the Company during this period was not used during the period, and the website will become operational on January 1, 2014.

ILLUMITRY CORP.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO THE AUDITED FINANCIAL STATEMENTS
DECEMBER 31, 2014

NOTE 5 – LOAN FROM DIRECTOR

During the period from October 17, 2014 (Inception) to December 31, 2014, our sole director has loaned to the Company $7,900. This loan is unsecured, non-interest bearing and due on demand.

The balance due to the director was $7,900 as of December 31, 2014.

NOTE 6 – COMMON STOCK

The Company has 75,000,000, $0.001 par value shares of common stock authorized.

On November 14, 2014, the Company issued 3,000,000 shares of common stock to a director for cash proceeds of $3,000 at $0.001 per share.

There were 3,000,000 shares of common stock issued and outstanding as of December 31, 2014.

NOTE 7 – COMMITMENTS AND CONTINGENCIES

Company has entered in the 6 months rental agreement starting on April 1, 2015.

NOTE 8 – INCOME TAXES

As of December 31, 2014, the Company had net operating loss carry forwards of approximately $100 that may be available to reduce future years’ taxable income in varying amounts through 2031. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The provision for Federal income tax consists of the following:

December 31, 2014
Federal income tax benefit attributable to:
Current Operations	$34
Less: valuation allowance	(34)
Net provision for Federal income taxes	$0

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

December 31, 2014
Deferred tax asset attributable to:
Net operating loss carryover	$34
Less: valuation allowance	(34)
Net deferred tax asset	$0

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of approximately $100 for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

NOTE 9 – SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) the Company has analyzed its operations subsequent to December 31, 2014 to the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

PROSPECTUS

3,000,000 SHARES OF COMMON STOCK

ILLUMITRY CORP.
_______________

Dealer Prospectus Delivery Obligation

Until _____________ ___, 2015, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

Auditors Fees and Expenses	$3,200.00
Legal Fees and Expenses	$2,500.00
Transfer Agent Fees	$1,500.00
EDGAR Agent Fees	$800.00
TOTAL	$8,000.00

(1) All amounts are estimates, other than the SEC’s registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

Illumitry Corp.’s Bylaws allow for the indemnification of the officer and/or director in regards each such person carrying out the duties of his or her office. The Board of Directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he has met the applicable standard of conduct set forth under the Nevada Revised Statutes.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for a director, officer and/or person controlling Illumitry Corp., we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended

Name and Address	Date	Shares	Consideration

Arusyak Sukiasyan	November 26, 2014	3,000,000	$3,000.00

We issued the foregoing restricted shares of common stock to our sole officer and director pursuant to Section 4(2) of the Securities Act of 1933. She is a sophisticated investor, is our sole officer and director, and is in possession of all material information relating to us. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

ITEM 16. EXHIBITS

Exhibit Number	Description of Exhibit

3.1	Articles of Incorporation of the Registrant
3.2	Bylaws of the Registrant
5.1	Opinion Harrison Law, P.A.
10.1	Loan Agreement, dated October 17, 2014
10.2	Rental Agreement, dated December 10, 2014
10.3	Agreement for sale of goods, dated December 17, 2014
23.1	Consent of HARRIS & GILLESPIE CPAS, PLLC
23.2	Consent of Harrison Law, P.A. (contained in exhibit 5.1)
99.1	Subscription Agreement

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Erevan, Armenia on March 18, 2015.

ILLUMITRY CORP.

By:	/s/ Arusyak Sukiasyan
Name:	Arusyak Sukiasyan
Title:	President, Treasurer , Secretary and Director
(Principal Executive, Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated

Signature	Title	Date

/s/ Arusyak Sukiasyan	President, Treasurer, Secretary and Director	March 18, 2015
Arusyak Sukiasyan	(Principal Executive, Financial and Accounting Officer)